Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), effective as of December 21, 2023, is by and among A-MARK PRECIOUS METALS, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto, and CIBC BANK USA, as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A.
The Borrower, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and Agent are party to a Credit Agreement, dated as of December 21, 2021 (as amended by the First Amendment to Credit Agreement, dated as of April 22, 2022, the Waiver and Second Amendment to Credit Agreement, dated as of September 1, 2022, the Joinder and Third Amendment to Credit Agreement, dated as of September 30, 2022, the Fourth Amendment to Credit Agreement, dated as of December 5, 2022, the Waiver and Fifth Amendment to Credit Agreement, dated as of March 30, 2023, the Waiver and Sixth Amendment to Credit Agreement, dated as of August 24, 2023, and the Joinder and Seventh Amendment to Credit Agreement, dated as of September 20, 2023, the “Existing Credit Agreement”, and as may be further amended, restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”);
B.
The Borrower desires to modify certain terms and conditions of the Existing Credit Agreement, in each case, on the terms and conditions set forth herein; and
C.
The Agent and Lenders party hereto are willing to agree to the modifications contained in this Amendment, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.
Defined Terms. Capitalized terms used in this Amendment and not defined herein shall have the meaning given in the Credit Agreement.
2.
Amendments to Credit Agreement.
(a)
The following defined terms are hereby added to Section 1.1 of the Existing Credit Agreement in proper alphabetical order:

““Eighth Amendment” means the Eighth Amendment to Credit Agreement, dated as of the Eighth Amendment Effective Date, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and Agent.”

““Eighth Amendment Effective Date” means December 21, 2023.”

(b)
The following defined terms set forth in Section 1.1 of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

““Fixed Charge Coverage Ratio” means, for any Computation Period, the ratio of (a) the total for such period of (i) EBITDA minus (ii) the sum of income taxes paid or payable in cash by the Loan Parties net of any income tax refunds to the extent paid in cash, minus (iii) dividends or distributions of cash paid to the holders of Capital Securities in any Loan Party, excluding cash payments made in respect of the September 2023 Distribution and any other discretionary distributions permitted to be made pursuant to Section 11.4(ii), minus (iv) all unfinanced Capital Expenditures, minus (v) all cash redemptions and repurchases of Capital Securities in any Loan Party, excluding cash redemptions and repurchases permitted to be made pursuant to Section 11.4(iii) to (b) the sum for such period of (i) cash Interest Expense, plus (ii) required payments of principal of Funded Debt (excluding the Revolving Loans), plus (iii) to the extent not included in Interest Expense, fees paid in connection with any Repo arrangement including any Permitted Secured Metals Leases and the CIBC Permitted Metals Loan Agreement, plus (iv) to the extent not included in Interest Expense, fees paid in connection with any Unsecured Metals Leases, plus (v) to the extent not included in Interest Expense, fees paid in connection with any Ownership Based Financing, as calculated in accordance with Exhibit B, attached hereto.”

““Revolving Loan Availability” means the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base; provided that the Borrowing Base for purposes of this clause (ii) shall be reduced by the aggregate principal amount of all outstanding Secured Metals Lease Obligations.”

(c)
Clauses (k) and (l) of the definition of “Permitted Acquisition” are hereby amended and restated in their entirety as follows:

“(k) with respect to any Acquisition where the aggregate consideration paid in connection with the Acquisition is less than $25,000,000 (for purposes hereof, consideration shall include all amounts paid or payable in connection with an Acquisition (including all transaction costs and all debt, liabilities and contingent obligations incurred or assumed in connection therewith)), after giving effect to such Acquisition and the incurrence of any Loans, other debt or contingent obligations in connection therewith, Borrower shall provide pro forma calculations to Agent in draft form and subject to normal post-closing adjustments, demonstrating that: (a) the Loan Parties shall be in compliance on a pro forma basis with the covenants set forth in Section 11.14 (after (1) decreasing the then applicable compliance level by 0.25 in the case of Section 11.14(c) and (2) adjusting the Fixed Charge Coverage Ratio compliance level to 1.35 to 1.00; provided, that for the purpose of calculating the Fixed Charge Coverage Ratio under this subsection (k)(a), Borrower shall subtract any (i) cash payments made in respect of all discretionary distributions permitted to be made under Section 11.4(ii) during the immediately preceding twelve (12) month period and (ii)

cash redemptions and repurchases permitted to be made under Section 11.4(iii) during the immediately preceding twelve (12) month period from the calculation of EBITDA on a pro forma basis as if any such discretionary distributions, redemptions or repurchases had been made at the beginning of the preceding twelve (12) month period) recomputed for the most recently ended month of Borrower for which information is available regarding the business being acquired, and (b) projected pro forma compliance with the covenants set forth in Section 11.14 (after (1) decreasing the then applicable compliance level by 0.25 in the case of Section 11.14(c) and (2) adjusting the Fixed Charge Coverage Ratio compliance level to 1.35 to 1.00; provided, that for the purpose of calculating the Fixed Charge Coverage Ratio under this subsection (k)(b), Borrower shall subtract any (i) cash payments made in respect of all discretionary distributions permitted to be made under Section 11.4(ii) during the immediately preceding twelve (12) month period and (ii) cash redemptions and repurchases permitted to be made under Section 11.4(iii) during the immediately preceding twelve (12) month period from the calculation of EBITDA on a pro forma basis as if any such discretionary distributions, redemptions or repurchases had been made at the beginning of the preceding twelve (12) month), for the twelve (12) month period immediately following the consummation of the proposed Acquisition based on the combined operating results of the applicable target and of the Loan Parties for the twelve (12) month period ending on the last day of the month for which financial statements for the applicable target and for the Loan Parties are available, (for the avoidance of doubt, nothing in this subsection (k) amends any of Borrower’s Financial Covenants contained in Section 11.14);

(l) with respect to any Acquisition where the aggregate consideration paid in connection with the Acquisition is equal to or greater than $25,000,000 (for purposes hereof, consideration shall include all amounts paid or payable in connection with an Acquisition (including all transaction costs and all debt, liabilities and contingent obligations incurred or assumed in connection therewith)), after giving effect to such Acquisition and the incurrence of any Loans, other debt or contingent obligations in connection therewith, Borrower shall provide pro forma calculations to Agent in draft form and subject to normal post-closing adjustments, demonstrating that: (a) the Loan Parties shall be in compliance on a pro forma basis with the covenants set forth in Section 11.14 (after (1) decreasing the then applicable compliance level by 0.50 in the case of Section 11.14(c) and (2) adjusting the Fixed Charge Coverage Ratio compliance level to 1.50 to 1.00; provided, that for the purpose of calculating the Fixed Charge Coverage Ratio under this subsection (l)(a), Borrower shall subtract any (i) cash payments made in respect of all discretionary distributions permitted to be made under Section 11.4(ii) during the immediately preceding twelve (12) month period and (ii) cash redemptions and repurchases permitted to be made under Section 11.4(iii) during the immediately preceding twelve (12) month period from the calculation of EBITDA on a pro forma basis as if any such discretionary distributions, redemptions or repurchases had been made at the beginning of the preceding twelve (12) month period) recomputed for the most recently ended month of Borrower for which information is available regarding the business being acquired, and (b) projected pro forma compliance with the covenants set forth in Section 11.14 (after (1) decreasing the then applicable compliance level by 0.50 in the case of Section 11.14(c) and (2) adjusting the Fixed Charge Coverage Ratio compliance level to 1.50 to 1.00; provided, that for the purpose of calculating the Fixed Charge Coverage Ratio under this subsection (l)(b), Borrower shall subtract any (i) cash payments made in respect of all discretionary distributions permitted to be made under Section 11.4(ii) during the immediately preceding twelve (12) month period and (ii) cash redemptions and repurchases permitted to be made under Section 11.4(iii) during the immediately preceding twelve (12) month period from the calculation of EBITDA on a pro forma basis as if any such discretionary distributions, redemptions or repurchases had been made at the beginning of the preceding twelve (12) month period), for the twelve (12) month period immediately following the consummation of the proposed Acquisition based on the combined operating results of the applicable target and of the Loan Parties for the twelve (12) month period ending on the last day of the month for which financial statements for the applicable target and for the Loan Parties are available, for the avoidance of doubt, nothing in this subsection (l) amends any of Borrower’s Financial Covenants contained in Section 11.14);”

(d)
The first sentence of Section 10.6 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“10.6 Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely for working capital purposes, to refinance the Debt of Borrower and its Subsidiaries, for discretionary distributions and regular quarterly distributions to the holders of the Capital Securities in Borrower and discretionary redemptions of its Capital Securities each as permitted under Section 11.4, for Capital Expenditures and for other general business purposes, including for clarity, Acquisitions and Investments permitted under Section 11.11(xv).”

(e)
Section 11.1(xi) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(xi) Permitted Secured Metals Lease Obligations in an aggregate principal amount outstanding at any time not to exceed $100,000,000; provided that an aggregate principal amount outstanding of Permitted Secured Metals Lease Obligations in excess of $100,000,000 shall not be a violation of this Section 11.1(xi) if cured within one business day after receiving notice by the Agent of such excess;”

(f)
Section 11.2(x) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(x) Liens in favor of any Lender (or its applicable Affiliate), or any other bank or financial institution consented to in writing by Agent that has entered into a Metals Lease Intercreditor Agreement with Agent, pursuant to

Permitted Secured Metals Leases to the extent permitted under Section 11.1(xi);”

(g)
The first sentence of Section 11.4(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) Borrower may make the September 2022 Distribution, the September 2023 Distribution and other discretionary distributions (which for the avoidance of doubt, shall not include any regular quarterly distributions permitted to be made under Section 11.4(iv)) to any holders of its Capital Securities, in each case, so long as at the time of and after giving effect to any such distributions:”

(h)
Section 11.4(ii)(C) and Section 11.4(ii)(D) of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

“(C) Borrower would, at the time of any such discretionary distribution, and after subtracting (i) any cash payments made in respect of all discretionary distributions permitted to be made under this Section 11.4(ii) during the preceding twelve-month period and (ii) cash redemptions and repurchases permitted to be made pursuant to Section 11.4(iii) during the preceding twelve-month period from the calculation of EBITDA on a pro forma basis as if any such discretionary distributions, redemptions or repurchases had been made at the beginning of the preceding twelve-month period, have a Fixed Charge Coverage Ratio of at least 1.40 to 1.00; and

(D) the sum of such discretionary distributions plus any regular quarterly distributions permitted to be made pursuant to Section 11.4(iv) do not exceed $35,000,000 in the aggregate (excluding the September 2022 Distribution and the September 2023 Distribution) in any Fiscal Year;”

(i)
Section 11.4(iii)(C) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(C) Borrower would, at the time of any such redemption, and after subtracting (i) any cash payments made in respect of all discretionary distributions permitted to be made under Section 11.4(ii) during the preceding twelve-month period and (ii) cash redemptions and repurchases permitted to be made pursuant to this Section 11.4(iii) during the preceding twelve-month period from the calculation of EBITDA on a pro forma basis as if any such discretionary distributions, redemptions or repurchases had been made at the beginning of the preceding twelve-month period, have a Fixed Charge Coverage Ratio of at least 1.40 to 1.00; and

(j)
Section 11.4 of the Existing Credit Agreement is hereby amended by (i) replacing the period at the end of clause (iii)(D) with a semicolon and (ii) adding the following clause (iv) to the end of such Section:

“(iv) Borrower may make regular quarterly distributions (which for the avoidance of doubt, shall not include any discretionary distributions permitted to be made under Section 11.4(ii)) to any holders of its Capital Securities, to the extent approved by Borrower’s Board of Directors, so long as at the time of and after giving effect to any such quarterly distributions:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of any such quarterly distribution;

(B) Excess Availability, measured at the time of any such quarterly distribution and immediately after giving effect to any such quarterly distribution, is not less than $35,000,000;

(C) Borrower would, at the time of any such quarterly distribution, and after giving pro forma effect to any such quarterly distribution as if such quarterly distribution had been made at the beginning of the applicable twelve-month period, have a Fixed Charge Coverage Ratio of at least 1.60 to 1.00; and

(D) the sum of such regular quarterly distributions plus any discretionary distributions permitted to be made pursuant to Section 11.4(ii) do not exceed $35,000,000 in the aggregate (excluding the September 2022 Distribution and the September 2023 Distribution) in any Fiscal Year.”

(k)
Section 11.11(xv)(A) and Section 11.11(xv)(B) of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

“(A) with respect to any Permitted Acquisition or Investment where the aggregate consideration paid in connection with the Permitted Acquisition or Investment is less than $25,000,000 (for purposes hereof, consideration shall include all amounts paid or payable in connection with a Permitted Acquisition or Investment (including all transaction costs and all debt, liabilities and contingent obligations incurred or assumed in connection therewith)), the Loan Parties shall be in compliance on a pro forma basis with the covenants set forth in Section 11.14 (after (1) decreasing the then applicable compliance level by 0.25 in the case of Section 11.14(c) and (2) adjusting the Fixed Charge Coverage Ratio compliance level to 1.35 to 1.00; provided, that for the purpose of calculating the Fixed Charge Coverage Ratio under this subsection (A), Borrower shall subtract any (i) cash payments made in respect of all discretionary distributions permitted to be made under Section 11.4(ii) during the immediately preceding twelve (12) month period and (ii) cash redemptions and repurchases permitted to be made under Section 11.4(iii) during the immediately preceding twelve (12) month period from the calculation of EBITDA on a pro forma basis as if any such discretionary distributions, redemptions or repurchases had been made at the beginning of the preceding twelve (12) month period);

(B) with respect to any Permitted Acquisition or Investment where the aggregate consideration paid in connection with the Permitted Acquisition or Investment is equal to or greater than $25,000,000 (for purposes hereof, consideration shall include all amounts paid or payable in connection with a Permitted Acquisition or Investment (including all transaction costs and all debt, liabilities and contingent obligations incurred or assumed in connection therewith)), the Loan Parties shall be in compliance on a pro forma basis with the covenants set forth in Section 11.14 (after (1) decreasing the then applicable compliance level by 0.50 in the case of Section 11.14(c) and (2) adjusting the Fixed Charge Coverage Ratio compliance level to 1.50 to 1.00; provided, that for the purpose of calculating the Fixed Charge Coverage Ratio under this subsection (B), Borrower shall subtract any (i) cash payments made in respect of all discretionary distributions permitted to be made under Section 11.4(ii) during the immediately preceding twelve (12) month period and (ii) cash redemptions and repurchases permitted to be made under Section 11.4(iii) during the immediately preceding twelve (12) month period from the calculation of EBITDA on a pro forma basis as if any such discretionary distributions, redemptions or repurchases had been made at the beginning of the preceding twelve (12) month period);”

(l)
Section 11.14(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Consolidated Working Capital. Starting with the Computation Period ending on December 31, 2023, not permit Consolidated Working Capital for any Computation Period to be less than $200,000,000.”

(m)
Section 11.14(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Fixed Charge Coverage Ratio. Starting with the Computation Period ending on December 31, 2023, not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.50 to 1.00.”

(n)
Schedule 1.1B (Approved Depositories) to the Existing Credit Agreement is hereby replaced with the schedule set forth on Attachment I to this Amendment.
(o)
Exhibit B (Form of Compliance Certificate) to the Existing Credit Agreement is hereby replaced with the form set forth on Attachment II to this Amendment.
3.
Loan Document Amendments. Each of the other Loan Documents is hereby amended to conform to the amendments to the Credit Agreement as set forth in Paragraph 2 above.
4.
Ratification of Loan Documents and Collateral. The Loan Documents are ratified and affirmed by the Borrower and each of the other Loan Parties, and shall remain in full force and effect, as modified by this Amendment. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loans and the Obligations of Borrower and the other Loan Parties in the Loan Documents.

5.
Payment of Costs and Fees.
(a)
Borrower shall reimburse Agent for all attorney costs, search fees and other expenses incurred in connection with the negotiation, drafting, execution, filing and recording of this Amendment and any related Loan Documents.
(b)
Borrower agrees to pay to Agent such agent’s fees as are set forth in the Fee Letter dated as of the Eighth Amendment Effective Date by and between the Borrower and the Agent.
6.
Conditions Precedent. Notwithstanding anything to the contrary set forth herein, the terms and provisions of this Amendment shall not be effective unless and until all of the following shall have occurred or been waived by Agent and the Lenders:
(a)
The Agent shall have received this Amendment executed and delivered by the Borrower, the other Loan Parties party hereto, the Lenders party hereto, and Agent, in form and substance satisfactory to the Agent.
(b)
No Event of Default or Default shall have occurred and be continuing on the date hereof or would exist after giving effect to this Amendment.
(c)
Borrower shall have paid all fees, costs and expenses required to be paid pursuant to Paragraph 5 hereof.
(d)
Borrower shall have provided to Agent such other items and shall have satisfied such other conditions as may be reasonably required by Agent or any Lender party hereto.
7.
Representations, Warranties and Covenants. Each Loan Party represents, warrants and covenants to Agent and the Lenders that:
(a)
No Default or Event of Default under any of the Loan Documents has occurred and is continuing.
(b)
After giving effect to the amendments provided for in this Amendment, each and all representations and warranties of the Loan Parties in the Loan Documents are true and correct in all material respects (without duplication as to any materiality modifiers, qualifications or limitations set forth therein) on the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, without duplication as to any materiality modifiers, qualifications or limitations set forth therein).
(c)
No Loan Party has any claims, counterclaims, defenses or set-offs with respect to the Loans or the Loan Documents as modified herein.
(d)
The Loan Documents as modified herein are the legal, valid, and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with their terms

(e)
Each Loan Party validly exists under the laws of the State of Delaware and has the requisite power and authority to execute and deliver this Amendment and to perform the Loan Documents as modified herein. The execution and delivery of this Amendment and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower and each other Loan Party that is a party hereto. This Amendment has been duly executed and delivered by the Borrower and each other Loan Party that is a party hereto.
8.
Miscellaneous. Section 15.8 (Governing Law), Section 15.20 (Forum Selection and Consent to Jurisdiction) and Section 15.21 (Waiver of Jury Trial) of the Credit Agreement are incorporated mutatis mutandis.
9.
No Novation. Nothing in this Amendment shall be construed to be or constitute any novation of Borrower’s obligations to the Lenders or the Agent.
10.
Claims Release. Each Loan Party hereby fully, finally and forever releases, waives, and discharges Agent and each Lender and its successors, assigns, directors, officers, employees, agents and representatives (each a “Releasee”) from any and all actions, causes of action, claims, debts, demands, liabilities, obligations and suits (“Claims”) of whatever kind or nature, in law or in equity, that such Loan Party has or in the future may have, whether known or unknown, arising from events prior to the date hereof in respect to the Loan and the Loan Documents; provided, that with respect to any Releasee, the foregoing release shall not apply to (x) any Claims arising as a result of material breach by, such Releasee of this Amendment, or (y) any Claims resulting from such Releasee’s gross negligence, willful misconduct or bad faith as determined by a final, non-appealable judgment of a court of competent jurisdiction.
11.
Headings of Subdivisions. The headings of subdivisions in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.
12.
Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by pdf or facsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by pdf or facsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written. This Amendment shall constitute a Loan Document.

Borrower:

A-MARK PRECIOUS METALS, INC.

By:	/s/ Thor Gjerdrum
Name:	Thor Gjerdrum
Title:	President

SUBSIDIARY GUARANTORS:

CFC ALTERNATIVE INVESTMENTS, LLC

By: its sole member, A-Mark Precious Metals, Inc.

By:	/s/ Thor Gjerdrum
Name:	Thor Gjerdrum
Title:	President

AM IP ASSETS, LLC

By:	/s/ Thor Gjerdrum
Name:	Thor Gjerdrum
Title:	President

A-M GLOBAL LOGISTICS, LLC

By:	/s/ Thor Gjerdrum
Name:	Thor Gjerdrum
Title:	President

[Signature Page to Eighth Amendment to Credit Agreement]

COLLATERAL FINANCE CORPORATION

By:	/s/ Gregory N. Roberts
Name:	Gregory N. Roberts
Title:	Chief Executive Officer

TRANSCONTINENTAL DEPOSITORY SERVICES, LLC

By:	/s/ Gregory N. Roberts
Name:	Gregory N. Roberts
Title:	Chief Executive Officer

AM&ST ASSOCIATES, LLC

By:	/s/ Gregory N. Roberts
Name:	Gregory N. Roberts
Title:	Chief Executive Officer

GOLDLINE, INC.

By:	/s/ Gregory N. Roberts
Name:	Gregory N. Roberts
Title:	Chief Executive Officer

AM SERVICES, INC.

By:	/s/ Gregory N. Roberts
Name:	Gregory N. Roberts
Title:	Chief Executive Officer

[Signature Page to Eighth Amendment to Credit Agreement]

JM BULLION, INC.

By:	/s/ Robert J. Pacelli
Name:	Robert J. Pacelli
Title:	President

GOLD PRICE GROUP, INC.

By:	/s/ Robert J. Pacelli
Name:	Robert J. Pacelli
Title:	President

SILVER.COM, INC.

By:	/s/ Robert J. Pacelli
Name:	Robert J. Pacelli
Title:	President

PROVIDENT METALS CORP

By:	/s/ Robert J. Pacelli
Name:	Robert J. Pacelli
Title:	President

BUY GOLD AND SILVER CORP

By:	/s/ Robert J. Pacelli
Name:	Robert J. Pacelli
Title:	President

MARKSMEN HOLDINGS, LLC

By:	/s/ Thor Gjerdrum
Name:	Thor Gjerdrum
Title:	President

BX CORPORATION

[Signature Page to Eighth Amendment to Credit Agreement]

By:	/s/ Robert J. Pacelli
Name:	Robert J. Pacelli
Title:	President

[Signature Page to Eighth Amendment to Credit Agreement]

AGENT:

CIBC BANK USA

By: /s/ Jason Simon

Name: Jason Simon

Title: Managing Director

[Signature Page to Eighth Amendment to Credit Agreement]

PREMIER VALLEY BANK, as a Lender

By:	/s/ Gary Fowler
Name:	Gary Fowler
Title:	M. D.

[Signature Page to Eighth Amendment to Credit Agreement]

BOKF, NA DBA BANK OF OKLAHOMA, as a Lender

By:	/s/ Cory Christofferson
Name:	Cory Christofferson
Title:	Senior Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

HSBC BANK USA, N.A., as a Lender

By:	/s/ Michael Calandra
Name:	Michael Calandra
Title:	Director, FIG

[Signature Page to Eighth Amendment to Credit Agreement]

BROWN BROTHERS HARRIMAN & CO., as a Lender and Joint Lead Arranger

By:	/s/ Brandon R. Jackson
Name:	Brandon R. Jackson
Title:	Managing Director

[Signature Page to Eighth Amendment to Credit Agreement]

COÖPERATIVE RABOBANK U.A., NEW YORK BRANCH, as a Lender and Joint Lead Arranger

By:	/s/ Edward Santos
Name:	Edward Santos
Title:	Executive Director

By:	/s/ Alex Zabrodsky
Name:	Alex Zabrodsky
Title:	Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Chan K Park
Name:	Chan K Park
Title:	Executive Director

By:	/s/ Peichen Chen
Name:	Peichen Chen
Title:	Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

Attachment I

Schedule 1.1B

Approved Depositories

Depository	Location	Limit
Asahi Refining USA, Inc.*	4601 West 2100 South Salt Lake City, Utah 84120	$50,000,000
Asahi Refining USA, Inc.*	875 Western highway N Blauvelt, NY, 10913	$50,000,000
Brinks, Incorporated	2555 Century Lake Drive Irving, Texas 75062	$25,000,000
Brinks Global Services USA Inc.	184-45 147th Avenue Springfield Gardens, New York 11413	$75,000,000
Brinks Global Services USA, Inc.	3635 West 1820 South Salt Lake City, Utah 84104	$80,000,000 minus the amount held in its capacity as a CFC Approved Depository (at such location)
Sunshine Minting Inc.	750 West Canfield Avenue Coeur d’Alene, Idaho 83815 and 7600 East Gate Road Henderson, Nevada 89011	$50,000,000
Brinks, Incorporated	5115 W. Nassau Street Tampa, Florida 33607	$25,000,000
Loomis International (US), Inc.	130 Sheridan Boulevard Inwood, New York 11096	$45,000,000
Loomis International (US), Inc.	656 South Vail Avenue Montebello, California 90640	$20,000,000

Attachment I

Depository	Location	Limit
Pinehurst Coin Exchange, Inc.	5 Trotter Hills Cir Pinehurst, NC 28374	$10,000,000
A-M Global Logistics, LLC	6055 Surrey Street, Suite 105 Las Vegas, Nevada 89119	$250,000,000
A-M Global Logistics, LLC / JMB Inventory	6055 Surrey Street, Suite 105 Las Vegas, Nevada 89119	$250,000,000
Numismatic Guaranty Corporation	5501 Communications Parkway Sarasota, Florida 34240	$35,000,000 minus the amount held in its capacity as a CFC Approved Depository
Professional Coin Grading Service Division of Collectors Universe, Inc.	1610 E. St. Andrew Place, Suite 150 Santa Ana, California 92705	$35,000,000 minus the amount held in its capacity as a CFC Approved Depository
AM & ST Associates, LLC dba Silvertowne Mint	950 East Base Road Winchester, Indiana 47394	$75,000,000
Stack’s-Bowers Numismatics, LLC dba Stack’s Bowers Galleries	1550 East Scenic Avenue Suite 150 Costa Mesa, California 92626	$25,000,000 minus the amount held in its capacity as a CFC Approved Depository
HSBC Bank USA*	1 West 39th Street New York, New York 10018	$35,000,000
JPMorgan Chase Bank, NA*	1 Chase Manhattan Plaza New York, New York 10005	$35,000,000
Malca-Amit USA, LLC*	153-66 Rockaway Blvd Jamaica NY 11434	$30,000,000
Manfra, Tordella & Brookes, Inc. aka MTB*	50 West 47th Street Level C 3 New York, NY 10036	$30,000,000

Attachment I

Depository	Location	Limit
JM Bullion, Inc.	8732 N. Royal Lane Irving, Texas 75063	$100,000,000
Royal Canadian Mint	320 Sussex drive Ottawa, Ontario, CN K1A0G8	$75,000,000
Delaware Depository Service Corp.*	3601 North Market Street Wilmington, DE 19802 and 3400 Governor Printz Blvd Wilmington, DE 19802	$30,000,000 (per location)
International Depository Services of Delaware*	406 W. Basin Rd. New Castle, DE 19720	$30,000,000
CNT Depository, Inc.*	722 Bedford Street Bridgewater, MA 02324	$30,000,000
Asahi Florida	12800 NW 38th Ave. Miami, FL 33172	$15,000,000
Loomis Miami	1315 NW 98 Court Unit 5 Miami, FL 33172	$15,000,000
Brinks LA	1821 South Soto Street Los Angeles, CA	$75,000,000 minus the amount held in its capacity as a CFC Approved Depository (at such location)
Texas Precious Metals, LLC	959 Highway 95 N Shiner, Texas 77984	$25,000,000
Loomis US (Las Vegas)	5780 Edmund Street Las Vegas, NV 89118	$50,000,000

Attachment I

Depository	Location	Limit
KCI Fabrication	959 State Highway Shiner, TX 77984	$25,000,000

* Denotes that location must be COMEX licensed to be an Approved Depository.

Attachment I

Attachment II

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To: CIBC Bank USA, as Agent

Please refer to the Credit Agreement dated as of December 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among A-MARK PRECIOUS METALS, INC. (the “Borrower”), the various financial institutions party thereto, and CIBC Bank USA, as Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I. Reports. Enclosed herewith is a copy of the [annual audited/monthly] report of Borrower and its Subsidiaries as at _____________, ____ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations (subject to the absence of footnotes and to normal year-end adjustments) of Borrower and its Subsidiaries as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II. Financial Tests. Borrower hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.	Section 11.14(a) - Minimum Consolidated Working Capital
	1.	Consolidated Current Assets of the Consolidated Group	$________
	2.	Less: Consolidated Current Liabilities of the Consolidated Group	$________
	3.	Total (Consolidated Working Capital)	$________
	4.	Minimum required	$200,000,000
B.	Section 11.14(b) - Minimum Fixed Charge Coverage Ratio
	1.	Consolidated Net Income	$________
	2.	Plus: Interest Expense	$________
		income tax expense	$________
		depreciation	$________
		amortization	$________
		transaction expenses incurred in connection with the Loan Documents and incurred up to $500,000 whether paid concurrently or within thirty (30) of the Closing Date	$________
		non-cash expenses and losses incurred in the ordinary course of business and reasonably acceptable to Agent	$________

Attachment II

	non-recurring expenses (including restructuring expenses) reasonably acceptable to Agent	$________
	interest payments received in cash from CFC Borrowers net of operating costs of Collateral Finance Corporation in connection with all CFC Loans	$________
	Less: non-cash income tax benefits or gains	$________
	any cancellation of Debt income	$________
	additions attributable to minority interests, except to the extent of cash dividends or distributions actually received by the Borrower	$________
	any non-cash charges previously added back pursuant to the relevant clause above to the extent that, during such period, such non-cash charges have become cash charges	$________
	any gains from non-ordinary course asset dispositions	$________
	any extraordinary gains including interest income	$________
	any gains from discontinued operations	$________

the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or any of its Subsidiaries or is merged into or consolidated with Borrower or any of its Subsidiaries

$________

the income (or deficit) of any Person (other than a Subsidiary of Borrower) in which Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Borrower or such Subsidiary in the form of dividends or similar distributions

$________

the undistributed earnings of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Documents) or requirement of law applicable to such Subsidiary

$________
3.	Total (EBITDA)	$________
4.	Less: Income taxes paid or payable in cash by the Loan Parties net of any income tax refunds to the extent paid in cash	$________
5.	dividends or distributions of cash paid to the holders of Capital Securities in any Loan Party, excluding cash payments made in respect of the September 2023	$________

Attachment II

Distribution and any other discretionary distribution permitted to be made pursuant to Section 11.4(ii)
	6.	all cash redemptions and repurchases of Capital Securities in any Loan Party, excluding cash redemptions and repurchases permitted to be made pursuant to Section 11.4(iii)	$________
	7.	unfinanced Capital Expenditures	$________
	8.	Sum of (4) through (7)	$________
	9.	Remainder of (3) minus (8)	$________
	10.	cash Interest Expense	$________
	11.	required payments of principal of Funded Debt (excluding the Revolving Loans)	$________
	12.	fees paid in connection with any Repo arrangement including any Permitted Secured Metals Leases and the CIBC Permitted Metals Loan Agreement	$________
	13.	fees paid in connection with any Unsecured Metals Leases	$________
	14.	fees paid in connection with any Ownership Based Financing	$________
	15.	Sum of (10) through (14)	$________
	16.	Ratio of (9 to (15)	____ to 1
	17.	Minimum Required	1.50 to 1
C.	Section 11.14(c) - Maximum Total Recourse Debt to Consolidated Tangible Net Worth
	1.	Total Recourse Debt	$________
	2.	Consolidated Tangible Assets	$________
	3.	Less: Consolidated Liabilities	$________
	4.	Remainder of (2) minus (3)	$________
	5.	Ratio of (1) to (4)	____ to 1
	6.	Maximum allowed	4.50 to 1
D.	Section 11.14(d) - Maximum Ownership Based Financings
	1.	Total Ownership Based Financings	$________
	2.	Maximum allowed	$600,000,000
E.	Section 11.14(e) – Maximum SCMI Ownership Based Financings

Attachment II

1.	Total SCMI Ownership Based Financings	$________
2.	Maximum allowed	$75,000,000
Borrower further certifies to you that no Default or Event of Default has occurred and is continuing.
Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.

A-MARK PRECIOUS METALS, INC., as Borrower

By:
Name:
Title:

Attachment II